Exhibit 99.1

AVISTA PUBLIC ACQUISITION CORP. II PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. 20140 Avista Public Acquisition Corp. II Proxy Card REV1 Front INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend: https://www.cstproxy.com/avistapac/2022 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on Xxxxxx XX, 2022. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK EASY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED AVISTA PUBLIC ACQUISITION CORP. II The undersigned appoints Benjamin Silbert and John Cafasso, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Avista Public Acquisition Corp. II held of record by the undersigned at the close of business on September 1, 2022 at the extraordinary general meeting of Avista Public Acquisition Corp. II to be held virtually at: https://www.cstproxy.com/avistapac/2022 on Xxxx xx, 2022, at 10:00 a.m. or at any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SEVEN NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR PROPOSALS 1 THROUGH 9, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued, and to be marked, dated and signed, on the other side)

20140 Avista Public Acquisition Corp. II Proxy Card Rev2 Back

Important Notice Regarding the Internet Availability of Proxy Materials for the extraordinary general meeting of Avista Public Acquisition Corp. II

PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 9.

Please mark your votes like this X

Shareholder Proposal No. 1 — The Business Combination Proposal — a proposal to approve by special resolution and adopt (i) the Agreement and Plan of Merger, dated as of March 23, 2022 (the "Merger Agreement"), by and among APAC, Ligand Pharmaceuticals Incorporated, a Delaware corporation ("Ligand"), OmniAb, Inc., a Delaware corporation and wholly-owned subsidiary of Ligand ("OmniAb"), and Orwell Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of APAC, (ii) the Transaction Documents (as defined in the Merger Agreement) and (iii) each of the transactions contemplated thereby, in each case, in accordance with the terms and subject to the conditions set forth in the Merger Agreement and such Transaction Documents, as more fully described elsewhere in the accompanying proxy statement/prospectus/information statement (the "Business Combination Proposal"). FOR AGAINST ABSTAIN

Proposal No. 2 — The Domestication Proposal — a proposal to approve by special resolution the change of APAC's jurisdiction of incorporation (the "Domestication"), by deregistering as an exempted company in the Cayman Islands and continuing and domesticating under the name "OmniAb, Inc." as a corporation incorporated under the laws of the State of Delaware (the "Domestication Proposal"). FOR AGAINST ABSTAIN

Proposal No. 3 — The Organizational Documents Proposal — a proposal to approve by special resolution and adopt the proposed new certificate of incorporation (the "Proposed Certificate of Incorporation") and the proposed new bylaws (the "Proposed Bylaws") of APAC after giving effect to the Domestication ("New OmniAb") (the "Organizational Documents Proposal"). FOR AGAINST ABSTAIN

Proposal No. 4 — The Non-Binding Governance Proposals — a proposal to approve a non-binding advisory basis, certain material differences between APAC's Amended and Restated Memorandum and Articles of Association (as it may be amended from time to time, the "Cayman Constitutional Documents") and the Proposed Certificate of Incorporation and Proposed Bylaws, presented separately in accordance with the United States Securities and Exchange Commission requirements (collectively, the "Non-Binding Governance Proposals").

4a. Change the Authorized Capital Stock – To approve and adopt provisions in the Proposed Certificate of Incorporation to authorize the change in the authorized capital stock of APAC from (i) 500,000,000 APAC Class A Ordinary Shares, 50,000,000 APAC Class B Ordinary Shares and 5,000,000 preference shares, par value $0.0001 per share, of APAC to (ii) 1,000,000,000 shares of New OmniAb common stock and 100,000,000 shares of New OmniAb preferred stock. FOR AGAINST ABSTAIN

4b. Change the Stockholder Vote Required to Amend the Certificate of Incorporation – To approve and adopt provisions in the Proposed Certificate of Incorporation to require that the affirmative vote of holders of at least 66 2/3% of the voting power of all then-outstanding New OmniAb Common Stock entitled to vote generally in the election of directors, voting together as a single class, to adopt, amend or repeal the Proposed Bylaws and the provisions in the Proposed Certificate of Incorporation related to preferred stock, the board of directors, stockholders, limitation on liability and indemnification of directors, forum selection and amendments to the Proposed Certificate. FOR AGAINST ABSTAIN

4c. Establish a Classified Board of Directors – To approve and adopt provisions in the Proposed Certificate of Incorporation to would divide the New OmniAb Board of directors into three classes, with only one class of directors being elected in each year and each class serving a three-year term. FOR AGAINST ABSTAIN

4d. Action by Written Consent Stockholders – To approve and adopt provisions in the Proposed Certificate of Incorporation to provide that any action required or permitted to be taken by the New OmniAb Stockholders may be effected at a duly called annual or special meeting of such stockholders, and may not be taken by written consent. FOR AGAINST ABSTAIN

4e. Removal of Directors – To approve and adopt provisions in the Proposed Certificate of Incorporation to require the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of New OmniAb entitled to vote to remove a director for cause. FOR AGAINST ABSTAIN

4f. Delaware as Exclusive Forum – To approve and adopt provisions in the Proposed Certificate of Incorporation to provide that, unless New OmniAb consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for the types of actions or proceedings under Delaware statutory or common law for the actions described in the proxy statement/prospectus/information statement. FOR AGAINST ABSTAIN

5. Proposal No. 5 — The Stock Issuance Proposal — a proposal to approve by ordinary resolution, for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the issuance of shares of common stock, par value $0.0001, of New OmniAb pursuant to (a) the Domestication, (b) the PIPE Investment, (c) the Redemption Backstop and (d) the Merger, as each of the capitalized terms used in clauses (b), (c) and (d) are defined in the Merger Agreement and described in the accompanying proxy statement/prospectus/information statement (the "Stock Issuance Proposal"). FOR AGAINST ABSTAIN

6. Proposal No. 6 — The Incentive Plan Proposal — a proposal to approve by ordinary resolution, the OmniAb, Inc. 2022 Incentive Award Plan (the "Incentive Plan Proposal") FOR AGAINST ABSTAIN

7. Proposal No. 7 — The ESPP Proposal — a proposal to approve by ordinary resolution, the OmniAb, Inc. 2022 Employee Stock Purchase Plan (the "ESPP Proposal"). FOR AGAINST ABSTAIN

Proposal No. 8 — The Director Election Proposal — a proposal to elect seven directors to serve staggered terms on the New OmniAb Board upon the consummation of the Business Combination until the first, second and third annual meeting of stockholders following the date of effectiveness of the Proposed Certificate of Incorporation, as applicable, or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal (the "Director Election Proposal").

Nominees	FOR	AGAINST	ABSTAIN
Class I Nominees:			
8a. Matthew W. Foehr			
8b. Jennifer Cochran			
Class II Nominees:			
8c. Sarah Boyce			
8d. Sunil Patel			
Class III Nominees:			
8e. John L. Higgins			
8f. Carolyn Bertozzi			
8g. Joshua Tamaroff			

9. Proposal No. 9 — The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient shares represented to constitute a quorum necessary to conduct business at the extraordinary general meeting or for the approval of one or more proposals at the extraordinary general meeting or to the extent necessary to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus/information statement is provided to APAC shareholders (the "Adjournment Proposal"). FOR AGAINST ABSTAIN

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2022**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.